Exhibit 99.2

CHRISTOPHER H. McGRATH (SB# 149129)

chrismcgrath@paulhastings.com

KIMBERLEY A. DONOHUE (SB# 247027)

kimberleydonohue@paulhastings.com

PAUL, HASTINGS, JANOFSKY & WALKER LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Telephone: (858) 458-3000

Facsimile: (858) 458-3005

THOMAS A. ZACCARO (SB# 183241)

thomaszaccaro@paulhastings.com

PAUL, HASTINGS, JANOFSKY & WALKER LLP

515 South Flower Street, Twenty-Fifth Floor Los Angeles, CA 90074-2228

Telephone: (213) 683-6000

Facsimile: (213) 627-0705

Attorneys for Nominal Defendant VeriSign, Inc.

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

OAKLAND DIVISION

In re VERISIGN, INC. DERIVATIVE LITIGATION	MASTER FILE NO. C-06-4165-PJH NOTICE OF PROPOSED DERIVATIVE SETTLEMENT
This Document Relates To: ALL ACTIONS.	Date: June 2, 2010
Time: 9:00 a.m. Judge: Hon. Phyllis J. Hamilton Ctrm: 3, 3rd Floor

Master File No. C-06-4165-PJH	NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF VERISIGN, INC. (“VERISIGN” OR THE “COMPANY”) AS OF MARCH 5, 2010, (THE “RECORD DATE”) (“CURRENT VERISIGN STOCKHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION, A RELATED SHAREHOLDER DERIVATIVE ACTION PENDING IN CALIFORNIA STATE COURT, AND A RELATED PURPORTED CLASS ACTION PENDING IN CALIFORNIA STATE COURT, AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS IN THE ACTIONS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN).

IF YOU HOLD VERISIGN COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DO NOT CONSTITUTE THE FINDINGS OF THE COURT. THEY ARE BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Because this is a shareholder derivative action brought for the benefit of VeriSign, no individual VeriSign shareholder has a right to receive any individual compensation as a result of the settlement of the Actions (defined below).

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of shareholder derivative litigation summarized in this Notice and set forth in the Parties’ Stipulation of Settlement, dated January 27, 2010 (the “Stipulation”). This Notice is provided by Order of the United States District Court for the Northern District of California, Oakland Division (the “District Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto. Except for any terms specifically defined herein, this Notice incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.

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I.	WHY THE PARTIES HAVE ISSUED THIS NOTICE

Your rights may be affected by the settlement of the above-captioned action, In re VeriSign, Inc. Derivative Litigation, Master File No. C-06-4165-PJH (the “Federal Action”), and the related actions pending in the Superior Court of the State of California for the County of Santa Clara (the “State Court”), entitled Port Authority of Allegheny County v. Bidzos, Case No. 1:06-CV-069192 (the “State Derivative Action”) and In re VeriSign, Inc. Options Litigation, Case No. 1-07-CV-085890 (the “Santa Clara Action”) (collectively with the Federal Action, the “Actions”). All parties to the Actions have agreed upon terms to settle the Actions and have signed the Stipulation on file with the Court setting forth those settlement terms.

On June 2, 2010, at 9:00 a.m., the Court will hold a hearing (the “Final Hearing”) in the Federal Action. The purpose of the Final Hearing is to determine: (i) whether the terms of the Settlement, including the agreed-to fee award for Plaintiffs’ counsel, are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	HISTORY OF THE ACTIONS

A.	Background Facts

Beginning in May 2006 various periodicals published reports that a number of companies, including VeriSign, appeared to have granted options to employees and executives at times preceding increases in the companies’ stock prices. Based on those reports and their own investigation and analysis, plaintiffs filed their initial complaints in the District Court and in the State Court.

In June 2006, the Securities and Exchange Commission (“SEC”) requested the voluntary production of documents related to VeriSign’s practices and procedures for granting stock options. Also in June 2006, the U.S. Attorney’s Office for the Northern District of California issued a grand jury subpoena related to the same issues. During that time period, the SEC and U.S. Attorney’s Office were reviewing the historic option granting practices at numerous companies across the country. The SEC issued a formal order of private investigation on January 18, 2007. By letter dated October 29, 2007, the staff of the SEC formally notified the Company

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that its investigation concerning the Company’s historical stock option granting practices had been terminated and that no enforcement action was recommended to the SEC.

On June 27, 2006, VeriSign announced that prior to receiving the SEC request for production of documents or the grand jury subpoena, it had commenced an internal review and analysis of its historical stock option grants. VeriSign further publicly disclosed that the internal review and analysis of its historical stock option grants was conducted by a subset of directors who had not served on the Compensation Committee before 2005 (the “Ad Hoc Group”). The Ad Hoc Group retained Cleary Gottlieb Steen & Hamilton LLP as independent outside counsel as well as a group of forensic accountants in the course of conducting its investigation.

On November 21, 2006, VeriSign announced that it was restating its financial results for the years and interim periods from 2001-2005 and for the first quarter of 2006 (“Restatement”). VeriSign’s Restatement was filed on July 12, 2007.

VeriSign’s July 12, 2007 Restatement disclosed that the Company was restating its consolidated balance sheet as of December 31, 2005, the related consolidated statements of income, stockholders’ equity, comprehensive income and cash flows for each of the fiscal years ended December 31, 2005 and December 31, 2004, the unaudited quarterly financial information and financial statements for interim periods of 2005, and the unaudited condensed financial statements for the three months ended March 31, 2006 because of the results of the Ad Hoc Group’s review into VeriSign’s stock option accounting. As reported at page 12 of VeriSign Inc.’s Annual Report on Form 10-K dated July 12, 2007, the total non-cash, stock-based compensation expense related to past stock option grants was $160.3 million, after tax.

B.	Initiation of the Federal Actions

On July 5, 2006, Plaintiff Ruthy Parnes filed a derivative action in the District Court alleging claims on behalf of VeriSign against certain of its current and former officers and directors arising from or relating to the granting of stock options with the Company from 1998 through 2003.

On or about August 14, 2006, Plaintiff Port Authority filed derivative actions in the District Court and in the State Court, also alleging claims on behalf of VeriSign against certain of

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its current and former officers and directors arising from or relating to the granting of stock options of the Company from 1998 through 2003.

On October 6, 2006, the actions commenced in the District Court by Plaintiffs Ruthy Parnes and the Port Authority were consolidated for all purposes under the caption In re VeriSign, Inc. Derivative Litigation, Master File No. C-06-4165-PJH, and the firms of Barrack, Rodos & Bacine and Wolf Haldenstein Alder Freeman & Herz LLP, were appointed Lead Counsel, after which a Verified Consolidated Amended Shareholder Derivative Complaint was filed by the Federal Plaintiffs on November 20, 2006, asserting the derivative claims against the Individual Defendants and KMPG LLP on behalf of VeriSign.

On November 16, 2007, the Federal Plaintiffs filed their Second Amended Shareholder Derivative Complaint against the Individual Defendants on behalf of nominal defendant VeriSign.

C.	Initiation of the State Derivative Action

On August 14, 2006, Plaintiff Port Authority filed a derivative action in the State Court, also alleging claims on behalf of VeriSign against certain of its current and former officers and directors arising from or relating to the granting of stock options of the Company from 1998 through 2003.

On March 5, 2007 the parties stipulated, and on March 7, 2007 the State Court ordered that the State Derivative Action be stayed pending the outcome of the Federal Action.

D.	Initiation of the Santa Clara Action

Between May 15, 2007 and October 3, 2007, the Santa Clara Action Plaintiffs filed direct claims as purported class actions in the State Court, alleging the Company and certain of its current and former officers and directors breached their fiduciary duties as a result of their granting of stock options from 1998 through 2003.

On June 25, 2007, VeriSign removed the first-filed Santa Clara Action to the District Court. On July 19, 2007, VeriSign removed the second-filed Santa Clara Action to the District Court. In response, the Santa Clara Action Plaintiffs filed and served Motion(s) for Remand of Action Pursuant to 28 U.S.C. § 1447 for Lack of Subject Matter Jurisdiction (the “Remand

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Motions”). On October 3, 2007, after briefing and oral argument on the Remand Motions, the District Court granted the Remand Motions and remanded the actions to the State Court.

On November 5, 2007, pursuant to the stipulation of the parties, the State Court issued an Order consolidating the recently remanded actions with a third-filed action and establishing a briefing schedule on the filing of a consolidated complaint and defendants’ response thereto (the “Consolidation Order”). Pursuant to the Consolidation Order, on December 3, 2007, the Santa Clara Action Plaintiffs filed their Consolidated Complaint.

E.	Motions to Dismiss the Federal Action

On February 5, 2007, nominal defendant VeriSign filed a motion to dismiss the Federal Plaintiffs’ Consolidated Amended Shareholder Derivative Complaint. On the same day, individual officer and director defendants filed motions to dismiss Counts I-XIII and XVII-XIX of the Federal Plaintiffs’ Consolidated Amended Shareholder Derivative Complaint. On February 12, 2007, defendant KPMG LLP filed a motion to compel mediation and/or arbitration and to dismiss KPMG LLP or stay proceedings as to KPMG LLP.

On March 22, 2007, Plaintiffs filed their oppositions to the individual defendants’ motion to dismiss and to nominal defendant VeriSign’s motion to dismiss. The Federal Plaintiffs also filed their opposition to defendant KPMG’s motion to compel mediation and/or arbitration and to dismiss KPMG LLP or stay proceedings as to KPMG LLP on that same date. Subsequently, the individual defendants, nominal defendant VeriSign and defendant KPMG LLP filed their respective replies to the Federal Plaintiffs’ oppositions to their motions.

A hearing on the respective motions to dismiss and to compel arbitration was held on May 23, 2007, before the Honorable Phyllis J. Hamilton, United States District Court Judge for the Northern District of California. On September 14, 2007, the District Court granted VeriSign’s motion to dismiss, granted KPMG LLP’s motion to compel arbitration, and granted in part and denied in part the motions to dismiss filed by the Individual Defendants. Although the Court dismissed the Federal Plaintiffs’ complaint with leave to amend, the Court articulated its doubts about whether Federal Plaintiffs would be able to amend the complaint to sufficiently allege demand futility.

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F.	Demurrers to Santa Clara Action

Defendants demurred to plaintiffs’ Consolidated Complaint in the Santa Clara Action on February 29, 2008, in part on the basis that the underlying claims were derivative in nature and could not be asserted as direct claims or in the form of a purported class action. After full briefing and hearing on defendants’ demurrers, on August 1, 2008, the State Court sustained defendants’ demurrers with leave to amend. However, during the hearing before the Honorable Jack Komar, Judge of the Santa Clara County Superior Court, the Court stated that while it was granting leave to amend, it believed Santa Clara Action Plaintiffs’ allegations were derivative, not direct, in nature.

G.	Settlement Negotiations

Meanwhile, during the pendency of the litigation, VeriSign’s counsel, counsel for the individual defendants, Federal Plaintiffs’ counsel and Santa Clara Action Plaintiffs’ counsel engaged in numerous settlement discussions and negotiations commencing in November 2007, including meetings in person among respective counsel in Washington, D.C. on January 7, 2008 and October 1, 2008, and numerous related telephonic conference calls.

As a result of these numerous and detailed discussions, counsel for the Federal Plaintiffs, the Santa Clara Action Plaintiffs, the individual defendants and VeriSign agreed to settle the Actions on the terms and conditions set forth in the Stipulation. All parties to the Actions have agreed to a resolution of the claims asserted therein and any and all claims which could have been asserted therein, as set forth in the Stipulation. All parties and their counsel concur that the Settlement described herein is fair, reasonable, adequate and in the best interest of VeriSign and its shareholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

During the pendency of and in connection with the Actions, VeriSign implemented certain

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governance reforms, internal control measures, and equity award procedures and practices, as set forth below (the “Corporate Governance Reforms”). Defendants acknowledge that VeriSign will benefit from such Corporate Governance Reforms.

VeriSign acknowledges that the prosecution of the Actions was considered by VeriSign’s Board and Ad Hoc Group in evaluating and enacting remedial steps to be taken by the Company, and that the actions and efforts of Federal Plaintiffs’ counsel and the Santa Clara Action Plaintiffs’ counsel influenced the decision-making process and adoption of corporate governance reforms and policy changes contained in the Stipulation or in VeriSign’s Annual Report on Form 10-K dated July 12, 2007. VeriSign agrees to undertake the corporate governance reforms and policy changes and the modifications of the grants of stock options described in Paragraphs 2.8 and 2.2, respectively, of the Stipulation. Additionally, VeriSign further acknowledges that these corporate governance reforms and policy changes and the contractual obligation to maintain the new and existing policies confer a substantial benefit upon VeriSign as part of the Settlement.

VeriSign has implemented the stock option remedies announced in its Restatement, which include the following:

1. Former CEO: An option grant to the former CEO of 100,000 shares originally dated December 29, 2000 at an exercise price of $74.188 was modified to a new exercise price of $127.31.

2. Former CEO: The February 2002 option grant to the former CEO of 600,000 shares originally dated February 21, 2002 at an exercise price of $22.71 was modified to a new exercise price of $26.31.

3. Former CFO: An option grant to the CFO of 25,000 shares originally dated December 29, 2000 at an exercise price of $74.188 was modified to a new exercise price of $127.31.

4. Former CFO: An option grant to the CFO of 125,000 shares originally dated August 1, 2000 at an exercise price of $151.25 was modified to a new exercise price of $165.22.

5. Former CFO: An option grant to the CFO of 40,000 shares originally dated March 15, 2001 at an exercise price of $34.44 was modified to a new exercise price of $42.26.

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The CFO’s 409A tax election modified 1,667 of these options and the Board of Directors determined to modify the remaining 38,333 options.

6. Former CFO: A grant to the CFO of 90,000 shares originally dated September 6, 2001 at an exercise price of $34.16 was modified to a new exercise price of $38.30. The CFO’s 409A tax election modified 11,250 of these options and the Board of Directors determined to modify the remaining 78,750 options.

7. Former CFO: The February 2002 option grant to the CFO of 100,000 shares originally dated February 21, 2002 at an exercise price of $22.71 was modified to a new exercise price of $23.74.

The Parties agreed that henceforth, the re-pricing and/or replacing of stock option grants respecting VeriSign securities is expressly prohibited and shall not be permitted under any circumstances absent the approval of VeriSign’s shareholders under and pursuant to paragraph 24 of the VeriSign, Inc. 2006 Equity Incentive Plan (hereinafter “Plan”). VeriSign acknowledges that this Plan is the only plan under and pursuant to which stock options grants are currently made or awarded and that any and all amendments to the Plan shall contain the language and defined terms as expressed in Paragraph 2.5 of the Stipulation. The Individual Defendants and VeriSign agree and confirm that Plan Sections 5.4 (“Exercise Price”) and 5.9 (“Modification, Extension or Renewal”), as well as the definitions contained in Section 27 of the Plan, shall be deemed interpreted to provide and require that the exercise price of any granted option respecting any VeriSign security must be at least the fair market value of the stock on the grant date. Any exceptions to the aforesaid interpretation of the Plan, per Sections 5.4, 5.9, 24 and 27, must be expressed in writing and expressly incorporated clearly and specifically in the language of the Plan, immediately upon approval by VeriSign’s Board of Directors or the Board’s Compensation Committee and within a reasonable time in advance of the implementation of any stock option grant with notice to shareholders given via an appropriate filing with the SEC.

For the entire period terminating on the third anniversary from the Effective Date of this Settlement, the following procedures and protocols shall be implemented and adhered to by the Company and on its behalf:

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1. Any VeriSign stock option grants to Section 16 employees will be made by or on behalf of VeriSign only at in-person or telephonic meetings of the Board or the Board’s Compensation Committee;

2. Effective January 1, 2009, the Board shall receive corporate governance training either through in-house presentations or external director education programs;

3. All stock options grants to Section 16 employees shall be timely disclosed in an appropriate form of filing with the SEC and such disclosures shall be posted on VeriSign’s company website within a reasonable time after such filings;

4. VeriSign’s Chief Executive Officer or its Chairman of the Board shall attend the Company’s Annual Meeting of Shareholders. In the event the Chief Executive Officer or Chairman are incapacitated or otherwise unable to attend, the next most senior officer will appear at the Annual Meeting of Shareholders for the Company; and

5. A VeriSign company representative shall attend its Annual Meeting of Shareholders in order to present information to or otherwise answer questions from VeriSign’s shareholders regarding its stock option Plan or practices.

Defendants provided certain previously agreed-upon confirmatory discovery, including, certain information regarding internal control policies, prior to any preliminary approval of this Settlement. VeriSign has produced documentation sufficient to evidence the implementation of its written internal guidelines for stock option grants, and to demonstrate and confirm that the stock option remediation items announced in the Restatement have been adequately implemented.

The Stipulation also provides for the entry of judgments dismissing the Actions against VeriSign and the Individual Defendants and Released Persons with prejudice and, as explained in more detail in the Stipulation, barring and releasing all Released Claims, defined in Paragraph 1.19 of the Stipulation as:

all claims, debts, demands, rights, liabilities and causes of action, known or unknown, suspected or unsuspected, asserted or that could have been asserted by VeriSign, and by any of the Plaintiffs derivatively or on behalf of VeriSign, against each and every Defendant in the Actions, against any Related Persons, or against VeriSign, whether based on any federal, state, common, or any other type of law, rule and/or regulation, including any claims under the Securities Exchange

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Act of 1934, that arises out of, is in connection with, relates to, or is based upon VeriSign’s historical stock option granting practices, whether in whole or in part, directly or indirectly, in any way, including but not limited to, the facts, transactions, events, occurrences, acts, disclosures, oral or written statements, representations, filings, publications, disseminations, accounting or compensation practices or procedures, granting or exercise of stock options, or omissions through and including the date of execution of this Settlement Agreement. Notwithstanding the foregoing, the term “Released Claims” does not include claims regarding VeriSign’s statutory or contractual obligations to provide indemnification or advancements, or claims for recovery under any applicable insurance policies, nor does “Released Claims” include any direct shareholder claims against VeriSign or any of its officers or directors to recover damages arising from the purchase of shares directly from VeriSign, or on the open market, arising from or caused by any alleged false or misleading statement by VeriSign or any of its officers, agents, accountants, or directors, including by reason of the back-dating of stock options or the revelation thereof.

IV.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

VeriSign has agreed to pay $750,000 to Lead Counsel for their fees and expenses, subject to Court approval. The Parties intend the attorney fees and expenses finally approved by the Court (the “Fee and Expense Award”) to constitute full and complete compensation for the services provided by Plaintiffs’ counsel in connection with the prosecution and settlement of the Federal Action, the State Derivative Action and the Santa Clara Action. To date, Plaintiffs’ counsel have not received any payments in connection with the Actions. The Fee and Expense Award will compensate Plaintiffs’ counsel for the results achieved in the Actions, and the risks of undertaking the prosecution of the Actions on a contingent basis.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Parties believe that the Settlement is in the best interests of the Parties, including VeriSign, and its shareholders.

A.	Why Did Plaintiffs And VeriSign Agree to Settle?

Based upon their investigation and assessment of the claims, Plaintiffs and VeriSign believe that the settlement of the Actions provided in the Stipulation, including significant corporate governance reforms and procedures, the nature and implementation of which are more fully described in the Stipulation, among other things, provides substantial benefits to VeriSign, is reasonable and fair, and is in the best interest of the Company. In agreeing to this Settlement,

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Plaintiffs and VeriSign have considered: (a) the facts developed through their investigation and evaluation of the relevant law, (b) the attendant risks and uncertainty of litigation, as well as the burdens and delay inherent in such litigation, (c) the Individual Defendants’ defenses, (d) the substantial cost to the Company of continuing litigation arising from or relating to allegations in the Actions, (e) the substantial benefits to VeriSign, and (f) the conclusion of Plaintiffs that, under the circumstances, the terms and conditions of this Settlement are fair, reasonable, adequate, and in the best interests of the Company.

Although Plaintiffs believe that the claims asserted in the litigation were meritorious, liability was by no means a foregone conclusion. For example, Plaintiffs did not make a pre-litigation demand for action by VeriSign’s Board as is typically required and, though the complaints pled excuses from the demand requirement, this issue promised to be fiercely litigated in this case. At the time the Settlement was reached, the Court had already once granted Defendants’ motions to dismiss, which, among other things, argued that Plaintiffs had failed to allege demand futility. There was a very real risk that this Court would grant Defendants’ motions to dismiss a second time, but this time without leave to amend. A number of other courts in this district have also dismissed derivative actions alleging stock-option backdating for failure to adequately plead demand futility. Based upon the record, applicable law and practical reality, it is clear that there were serious risks in overcoming potential defenses and in establishing both liability and damages. Even if liability was established, the amount of recoverable damages would still have posed significant issues and would have been subject to further litigation. Therefore, instead of the risk of failure to achieve a potentially greater benefit for VeriSign inherent in continued litigation, the Settlement guarantees a very good result with the implementation of important corporate governance changes, the nature and implementation of which are more fully described in the Stipulation.

B.	Why Did the Defendants Agree to Settle?

The Defendants have strenuously denied, and continue strenuously to deny each and every allegation of liability made against them or that could have been made against them in the Actions, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Defendants have thus entered into the Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI.	FINAL HEARING AND DISMISSAL OF ACTIONS

On June 2, 2010, at 9:00 a.m., the Court will hold the Final Hearing at the United States District Court for the Northern District of California, Oakland Division, Courtroom 3, 3rd Floor, 1301 Clay Street, Oakland, California 94612. At the Final Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate, including the payment of attorneys’ fees and expenses and thus should be finally approved and whether the Federal Action should be dismissed with prejudice, and the Judgment described in the Stipulation entered thereon, pursuant to the Stipulation. Pursuant to the Stipulation, within ten (10) business days from entry of the Judgment, the parties to the Santa Clara Action and the parties to the State Derivative Action shall apply to the State Court for a dismissal with prejudice of their respective Actions and use best efforts to secure such dismissal.

VII.	RIGHT TO ATTEND FINAL HEARING

Any Current VeriSign Stockholder may, but is not required to, appear in person at the Final Hearing. If you want to be heard at the Final Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. CURRENT VERISIGN STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Final Hearing. Any objections must be presented in writing and must contain:

1. your name, legal address, and telephone number;

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2. proof of being a Current VeriSign Stockholder as of the Record Date;

3. the date(s) you acquired your VeriSign shares; and

4. a statement of your objection(s).

You must also state whether you intend to appear at the Final Hearing (attendance is not required if you have filed your objection with the Court).

The Court may not consider any objection that does not substantially comply with these requirements. You need not hire a lawyer in order to file your objection. As long as the required information is included, your objection may be in the form of a letter.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN May 5, 2010. The Court Clerk’s address is:

Clerk of the Court

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA, OAKLAND DIVISION

1301 Clay Street

Oakland, California 94612

YOU ALSO MUST MAIL OR OTHERWISE DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR THE SETTLING PARTIES SO THAT THEY ARE POSTMARKED OR DELIVERED NO LATER THAN May 5, 2010. Counsel’s addresses are:

Counsel for Federal Plaintiffs

SAMUEL M. WARD

BARRACK, RODOS & BACINE

One America Plaza

600 West Broadway, Suite 900

San Diego, California 92101

Counsel for Nominal Party VeriSign

CHRISTOPHER H. McGRATH

KIMBERLEY A. DONOHUE

PAUL, HASTINGS, JANOFSKY

    & WALKER LLP

4747 Executive Drive, 12th Floor

San Diego, CA 92121

Any objection that is not timely filed with the Court or not timely delivered to the above-listed counsel will not be considered by the Court, unless the Court orders otherwise.

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Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, unless the Court orders otherwise.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Federal Action, the State Derivative Action, the Santa Clara Action or the Stipulation.

You may inspect the Stipulation and other papers in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at Clerk of the Court, United States District Court for the Northern District of California, Oakland Division, 1301 Clay Street, Oakland, California 94612. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ counsel, Samuel M. Ward, Barrack, Rodos & Bacine, One America Plaza, 600 West Broadway, Suite 900, San Diego, California, 92101, (619) 230-0800.

DATED: March 5, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA

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